Exhibit 10.8
Consulting Agreement
This CONSULTING AGREEMENT (“Agreement”) is made and entered into, effective as of October 1, 2022 (the “Effective Date”), by and between Johnson & Johnson, a New Jersey corporation (“J&J”), and Larry Merlo (“Consultant”).
WHEREAS, the Board of Directors of J&J (the “Board”) has determined that it is appropriate, desirable and in the best interests of J&J and its stockholders to separate J&J into two separate, publicly traded companies, one for each of J&J’s Consumer Health Business (the “New Consumer Health Company”) and J&J’s Pharmaceuticals and MedTech Businesses (the “Separation Transaction”);
WHEREAS, on August 24, 2022, J&J announced that Consultant has been appointed the Non-Executive Chair Designate of the board of directors of the New Consumer Health Company (the “New Consumer Health Company Board”); and
WHEREAS, in furtherance of the successful consummation of the Separation Transaction, J&J desires to obtain the consulting services of Consultant as an independent contractor to provide the services set forth in Section 1(a), and the parties desire to enter into this Agreement in furtherance thereof.
NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
1. Engagement.
(a) During the Term (as defined below), Consultant shall serve as a consultant to J&J. Consultant shall perform consulting services related to the search and screening process for future members of the New Consumer Health Company Board and shall make recommendations to J&J management with respect thereto. Consultant shall be available for meetings relating to the Separation Transaction (in person or virtually, as the situation requires) and provide input with respect thereto to J&J via video or phone calls or e-mail from time to time.
The period during which Consultant will provide services under this Agreement shall commence on the Effective Date and shall automatically terminate as of the earlier of (i) the date on which Consultant’s appointment to the New Consumer Health Company Board becomes effective and (ii) the termination of this Agreement by either party in accordance with Section 4 (the “Term”).
2. Fees and Expenses.
(a) J&J agrees to pay Consultant a cash payment of $8,500 per month in respect of all services to be performed by Consultant during the Term (the “Consulting Fee”).
(b) Unless required by applicable law (as determined by J&J in its sole discretion), J&J will not withhold payroll, state, federal, social security, employment or any other taxes from the Consulting Fee, and Consultant will be solely responsible for payment of any such taxes and shall indemnify and hold J&J harmless with respect thereto.

(c) Consultant shall be reimbursed for reasonable, bona fide and documented out-of-pocket expenses incurred by Consultant in respect of the services to be performed by Consultant during the Term, including bona fide and documented travel expenses incurred incident to such services in accordance with the standard practices of J&J as in effect from time to time.
3. Participation in Employee Benefit Plans. Nothing in this Agreement shall entitle Consultant to participate in or accrue benefits under any plan of J&J or any of its subsidiaries or affiliates relating to equity-based awards, stock options, stock purchases, pension, thrift, profit sharing, employee stock ownership, group life insurance, medical and/or dental coverage, disability insurance, education, vacation, or other retirement or employee benefits during the Term.
4. Termination. Either party shall have the right to terminate this Agreement, at any time for any reason whatsoever or for no reason whatsoever, upon written notice to the other party. In the event of the termination of this Agreement by either party, Consultant shall be entitled to receive the accrued portion of the Consulting Fee in accordance with Section 2(a) through the date of termination, and no further amounts whatsoever shall be payable hereunder.
5. No Assignments. Neither party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party.
6. Independent Contractor Status. This Agreement establishes between Consultant and J&J an independent contractor relationship, and all the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create by way of this Agreement an employer-employee relationship between Consultant and J&J. Except where expressly agreed upon in writing on behalf of J&J by its authorized officer, Consultant shall not have, nor shall Consultant represent to any person or entity that Consultant has, authority to enter into any agreement or obligation on behalf of or in the name of J&J.
7. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, excluding the choice of law rules thereof.
8. Counterparts. This Agreement may be executed in two counterparts (including by facsimile or PDF), each of which shall be an original and all of which shall be deemed to constitute one and the same instrument. If any signature is delivered by facsimile transmission or by PDF, such signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if such facsimile or PDF signature were an original thereof.
9. Entire Agreement. This Agreement constitutes the entire agreement between Consultant and J&J in respect of the subject matter herein and supersedes all prior agreements, understandings and arrangements, whether oral or written, by any representative of any party hereto in respect of such subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered in their name and on their behalf as of the date first above written.

JOHNSON & JOHNSON

By:	/s/ Marc Larkins
Name:	Marc Larkins
Title:	Secretary

CONSULTANT

/s/ Larry Merlo
Larry Merlo